UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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AutoImmune Inc.

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AUTOIMMUNE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2008

The Annual Meeting of Stockholders of AutoImmune Inc. will be held on Thursday, May 15, 2008 at 11:00 o’clock in the morning Eastern Time at the offices of Fletcher Spaght, Inc., 222 Berkeley Street, 20th Floor, Boston, Massachusetts, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To consider and act upon a proposal to approve the AutoImmune Inc. 2008 Stock Option Plan; and

3.	To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 28, 2008 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Suzanne Glassburn

Secretary

April 10, 2008

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WISH YOUR SHARES OF CAPITAL STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

AUTOIMMUNE INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2008

AutoImmune Inc. (“AutoImmune”) is furnishing this proxy statement and accompanying proxy card to you in connection with the solicitation by and on behalf of the Board of Directors of AutoImmune of proxies to be voted at AutoImmune’s Annual Meeting of Stockholders and at any adjournment or adjournments thereof (the “Annual Meeting”). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified and to act upon a proposal to adopt AutoImmune’s 2008 Stock Option Plan.

You are cordially invited to attend the Annual Meeting, which is to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 15, 2008 at 11:00 a.m. at the offices of Fletcher Spaght, Inc., 222 Berkeley Street, 20th Floor, Boston, Massachusetts.

Shares of AutoImmune common stock, par value $0.01per share, (“Common Stock”), represented by a properly executed proxy received by AutoImmune prior to the Annual Meeting, will, unless revoked, be voted as directed in the proxy.

AutoImmune’s principal executive offices are located at 1199 Madia Street, Pasadena, CA 91103.

AutoImmune is mailing this proxy statement and the related proxy on or about April 10, 2008 to its stockholders of record at the close of business on March 28, 2008.

ANNUAL REPORT AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AutoImmune’s Annual Report to Stockholders for the fiscal year ended December 31, 2007, including AutoImmune’s financial statements and PricewaterhouseCoopers LLP’s report on the financial statements, is being mailed with this proxy statement to each of AutoImmune’s stockholders of record at the close of business on March 28, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTING AT THE ANNUAL MEETING

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 28, 2008 may vote at the Annual Meeting. On March 28, 2008, there were 16,999,623 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter listed in the Notice of Annual Meeting.

How to Vote Your Shares

Stockholders of record may vote their shares by signing, dating and returning the enclosed proxy card. Each proxy that is properly received by AutoImmune prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions given on such proxy. Votes may be cast in favor of a nominee for director or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors. (Broker non-votes occur when brokers or nominees holding stock in “street name” indicate on proxies that they do not have discretionary authority to vote the shares on a particular matter.) If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of the nominees for director listed in this proxy statement and in such manner as the named proxies shall decide on any other matters that may properly come before the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need to obtain a legal proxy from the record holder of such shares to vote in person at the Annual Meeting.

How to Revoke or Change Your Vote

Any stockholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by (i) sending a written revocation that is received by the Secretary of AutoImmune, (ii) executing and returning another proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. Any stockholder of record attending the Annual Meeting may vote in person, whether or not he or she has previously given a proxy.

Quorum Needed to Hold Meeting

A quorum of stockholders is necessary to take action at the Annual Meeting. The holders of issued and outstanding shares of Common Stock that represent a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

Vote Required to Elect Directors

If a quorum is present at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote.

ELECTION OF DIRECTORS

AutoImmune’s By-laws provide that the number of directors that shall constitute the Board of Directors shall be determined by the Board of Directors from time to time, but in no event shall the number of directors be less than three. AutoImmune’s Board of Directors has set the number of directors to serve on the Board of Directors for the ensuing year at four.

It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named in the following table, all of whom are now directors of AutoImmune, to serve for the ensuing year and until their successors are elected and qualified. In the event that any of the nominees becomes unavailable, the persons named as proxies have discretionary authority to vote for a substitute person. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

Each of the following directors has been nominated by AutoImmune’s Board of Directors for re-election at the Annual Meeting:

Name	Age	Director Since
Robert C. Bishop, Ph.D.	65	1992
Hugh A. D’Andrade	69	1994
Allan R. Ferguson	65	1988
R. John Fletcher	62	1991

Robert C. Bishop, Ph.D.—Dr. Bishop has served as President and Chief Executive Officer of AutoImmune since he joined AutoImmune in May 1992 and as Chairman of the Board since May 1999. Prior to joining

AutoImmune, Dr. Bishop held senior management positions at Allergan, Inc., an eye and skin care company, including President of Allergan Medical Optics from 1986 to 1988, Senior Vice President of Corporate Development from December 1988 to August 1989, President of Allergan Pharmaceuticals, Inc. from August 1989 to February 1991 and Group President of Allergan Therapeutics Group from February 1991 to May 1992. Dr. Bishop is also a director of Millipore Corporation and Caliper Life Sciences Corporation. Additionally, Dr. Bishop is a Manager/Trustee of MFS/Sun Life Series Trust and Compass Funds Complex (a series of three funds/forty portfolios advised by MFS Investment Management) and serves on the Advisory Board for Waterstreet Capital, a leveraged buyout firm focused on opportunities in health care.

Hugh A. D’Andrade—Mr. D’Andrade is currently retired. Mr. D’Andrade was Vice Chairman and Chief Administrative Officer of Schering-Plough Corporation from January 1996 until December 2000.

Allan R. Ferguson—Mr. Ferguson is currently retired. Mr. Ferguson was Managing Director of 3i Technology Partners, an international venture capital group, from July 1999 until March 2007 and was head of its United States operations from August 2004 until March 2007. From April 1993 to July 1999, Mr. Ferguson was a General Partner of Atlas Venture, an international venture capital fund which invests in early stage technology and health care companies, and leader of its Life Science team. Mr. Ferguson is also a director of Biopure Corporation, TransMedics, Inc., Ulthera Inc., Xthetix, Inc. and ZONARE Medical Systems, Inc.

R. John Fletcher—Mr. Fletcher is the founder, Chief Executive Officer and a director of Fletcher Spaght, Inc., a management consulting firm founded in 1983 which specializes in strategy development for high technology and health care businesses. Mr. Fletcher is Managing Partner of Fletcher Spaght Ventures, a venture capital fund. Mr. Fletcher is also a director of Axcelis Technologies, Inc., Panacos Pharmeuticals, Inc. and Spectranetics, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

Board of Directors

AutoImmune’s Board of Directors met four times in fiscal year 2007. The Board of Directors has determined that Messrs. D’Andrade, Ferguson and Fletcher are independent directors, as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards. There are no family relationships among any of the directors or executive officers of AutoImmune. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

Committees of the Board of Directors

The Board of Directors currently has the following three standing committees:

(1) Audit Committee. The Audit Committee consists of Messrs. Fletcher, Ferguson, and D’Andrade. The function of the Audit Committee is to oversee the accounting and financial reporting processes of AutoImmune and the audits of the financial statements of AutoImmune. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on AutoImmune’s website at http://www.autoimmuneinc.com. Each Audit Committee member is able to read and understand fundamental financial statements. The Board of Directors has determined that Messrs. Ferguson and Fletcher are audit committee financial experts, as defined under the federal securities laws. Each member of the Audit Committee is independent, as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee met once in fiscal year 2007.

(2) Compensation Committee. The Compensation Committee consists of Messrs. Ferguson, Fletcher, and D’Andrade. The function of the Compensation Committee is to determine and oversee the compensation practices and policies of AutoImmune. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the charter is available on AutoImmune’s website at http://www.autoimmuneinc.com. Each member of the Compensation Committee is independent, as defined in the National Association of Securities Dealers’ listing standards. The Compensation Committee did not meet in fiscal year 2007.

(3) Nominating and Governance Committee. The Nominating and Governance Committee consists of Messrs. D’Andrade, Ferguson and Fletcher. The function of the Nominating and Governance Committee is to focus on issues involving the composition and operation of the Board of Directors and the development of good corporate governance practices. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on AutoImmune’s website at http://www.autoimmuneinc.com. Each member of the Nominating and Governance Committee meets the independence requirements under the National Association of Securities Dealers’ listing standards. The Nominating and Governance Committee met once in fiscal year 2007.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend to the Nominating and Governance Committee candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to AutoImmune, care of the Secretary, Suzanne Glassburn, Esq., Nutter McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2604, who will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation must set forth (i) the name and address as they appear on AutoImmune’s books of the stockholder making the recommendation and the class and number of shares of capital stock of AutoImmune beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in AutoImmune’s proxy statement as a nominee for election to the Board and to serving as a director, if elected. Stockholders must also comply with all requirements of AutoImmune’s By-laws with respect to nomination of persons for election to the Board of Directors.

The Nominating and Governance Committee believes that persons nominated for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards of directors, active involvement with other boards of directors and experience in the pharmaceutical and dietary supplement industries. The Nominating and Governance Committee believes that the qualifications and strengths of an individual in totality, rather than any one specific factor, should be considered, with a view to nominating persons for the election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a positive contribution to the Board of Directors.

If additional director candidates are necessary or desired, the Nominating and Governance Committee intends to identify candidates for election to the Board of Directors through the personal knowledge and experience of the members of the Nominating and Governance Committee and third-party recommendations. Candidates will be evaluated based upon their backgrounds and/or interviews with members of the Nominating and Governance Committee.

Stockholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board of Directors by writing to them, care of the Secretary, Suzanne Glassburn, Esq., Nutter McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2604, who will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance at Annual Meeting of Stockholders

AutoImmune does not have a specific policy with regard to board members’ attendance at annual meetings of stockholders. All of the directors, with the exception of Hugh A. D’Andrade, attended last year’s annual meeting of stockholders.

Code of Ethics

AutoImmune has adopted a Code of Ethics in compliance with the federal securities laws. The Code of Ethics applies to all directors, officers and employees of AutoImmune and is posted on AutoImmune’s website at http://www.autoimmuneinc.com.

DIRECTOR COMPENSATION ARRANGEMENTS AND CERTAIN ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The following table provides information on the compensation paid or accrued during the fiscal year ended December 31, 2007 to AutoImmune’s nonemployee directors. Directors who are employed by AutoImmune do not receive compensation for their board activities.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
	(a)	(b)
Hugh A. D’Andrade(1)	$13,000	$21,000	$34,000
Allan R. Ferguson(2)	$13,000	$21,000	$34,000
R. John Fletcher(3)	$13,000	$20,000	$33,000

(a)	Each nonemployee director receives an annual retainer of $10,000 plus $1,000 for each committee of which he is a member(4). In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.
(b)	Stock options were valued using the Black-Scholes methodology. Pursuant to the Stock Option Plan for Nonemployee Directors (the “Nonemployee Director Plan”), each director who is not an employee of AutoImmune automatically receives an option to purchase 25,000 shares of Common Stock immediately following the annual meeting of stockholders at which he is first elected. Each year thereafter, if the individual is still a member of the Board of Directors, the director receives an option to purchase 6,500 shares of Common Stock. Each nonemployee director who is a member of a standing committee of the Board of Directors automatically receives an additional option to purchase 1,000 shares of Common Stock immediately following his first election to a standing committee of the Board of Directors. An option to purchase an additional 1,000 shares of Common Stock is automatically granted every four years to a director who continues to be a member of the standing committee. The exercise price of options granted under the Nonemployee Director Plan is equal to the closing price of a share of AutoImmune’s Common Stock on the Nasdaq OTC Bulletin Board on the date the option is granted. The options become exercisable in four equal annual installments commencing one year after the date of grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan. During 2007, options to purchase 24,500 shares of Common Stock were granted to nonemployee directors under the Nonemployee Director Plan. In addition, each nonemployee director is eligible to receive options to purchase shares of Common Stock under the terms of AutoImmune’s 1998 Stock Option Plan. During 2007, options to purchase 52,500 shares of Common Stock were granted to nonemployee directors under the 1998 Stock Option Plan, all of which replace previously granted options that expired unexercised.

(1)	As of December 31, 2007, Mr. D’Andrade had an aggregate of 133,000 option awards outstanding.
(2)	As of December 31, 2007, Mr. Ferguson had an aggregate of 127,000 option awards outstanding.
(3)	As of December 31, 2007, Mr. Fletcher had an aggregate of 121,000 option awards outstanding.
(4)	Mr. Ferguson’s annual retainer is contributed directly to charity.

Directors hold office until the next annual meeting of the stockholders of AutoImmune and until their successors are elected and qualified.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Fletcher, a director of AutoImmune, is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm. In January 2000, AutoImmune entered into an agreement with Fletcher Spaght under which Fletcher Spaght agreed to assist AutoImmune with the potential launch of COLLORAL® as a dietary supplement. Under the agreement, Fletcher Spaght received monthly retainers of $10,000 from January 2000 until May 2000, and is entitled to receive a payment of (i) 2.5% of the amount, if any, that AutoImmune receives for any U.S. rights to COLLORAL as a nutritional product in a transaction consummated on or before December 31, 2002 less (ii) the $50,000 in retainer fees previously paid to Fletcher Spaght. In August 2002, AutoImmune entered into a joint-venture with Deseret Laboratories, Inc. to manufacture, market and sell COLLORAL as a dietary supplement. If AutoImmune receives distributions from the joint venture, Fletcher Spaght will be entitled to receive payments under its agreement with AutoImmune. As of March 31, 2008, Fletcher Spaght had received no payment under those agreements, other than the $50,000 of retainer fees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains a summary of the compensation paid or accrued during the fiscal years ended December 31, 2006 and 2007 to AutoImmune’s President and Chief Executive Officer and its Treasurer and Director of Finance (the only other executive officer of AutoImmune) (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)		Total ($)
Robert C. Bishop President and Chief Executive Officer(1)	2006 2007	87,300 87,200	2,000 45,300	(3) (3)	89,300 132,500

Diane M. McClintock Treasurer and Director of Finance(2)	2006 2007	51,400 59,000	12,100 6,900	(3) (3)	63,500 65,900

(1)	Dr. Bishop’s full-time employment by AutoImmune terminated on December 31, 1999. He is still an executive officer of AutoImmune and continues to provide services to AutoImmune on a part-time basis.
(2)	Ms. McClintock was appointed AutoImmune’s Treasurer and Director of Finance on August 18, 2005, following the resignation of the former Treasurer and Director of Finance. She joined AutoImmune on a part-time basis in June 2005.
(3)	On August 28, 2006, Dr. Bishop received an option to purchase 11,250 shares of AutoImmune’s Common Stock under AutoImmune’s 1998 Stock Option Plan. This grant replaced an option to purchase 11,250 shares which expired on August 27, 2006. On January 29, 2007, Dr. Bishop received an option to purchase 12,750 shares of AutoImmune’s Common Stock under AutoImmune’s 1998 Stock Option Plan. This grant replaced an option to purchase 12,750 shares which expired on January 27, 2007. On July 12, 2007, Dr. Bishop received an option to purchase 175,000 shares of AutoImmune’s Common Stock under AutoImmune’s 1998 Stock Option Plan. This grant replaced an option to purchase 175,000 shares which expired on July 11, 2007. We incorporate our discussion of the relevant assumptions we use to calculate grant date fair value and related compensation expense under SFAS 123(R) into this section by reference from Note 2—Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements in our 2007 Annual Report on Form 10-KSB.

AutoImmune did not grant any bonuses, restricted stock awards or stock appreciation rights or make any long term incentive payouts in 2007.

Effective November 19, 1999, Dr. Bishop ceased being a full-time employee of AutoImmune, became a part-time employee and entered into an agreement with AutoImmune pursuant to which he agreed to provide services similar to those he provided as a full-time employee. Dr. Bishop’s agreement was amended effective

March 1, 2000 and effective July 1, 2004. Effective August 18, 2005, Ms. McClintock entered into an agreement pursuant to which she agreed to provide services as AutoImmune’s Treasurer and Director of Finance. Under the agreements, Dr. Bishop receives compensation of $221 per hour for his services and Ms. McClintock receives compensation of $100 per hour for her services.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

There were no options exercised by any Named Executive Officer during the fiscal year ended December 31, 2007. The following tables set forth information as of December 31, 2007 concerning exercisable and unexercised stock options held by the Named Executive Officers and our Equity Compensation Plan information.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Robert C. Bishop	25,000		$2.75	2/04/2008
	20,000		$2.03	1/21/2009
	500,000		$0.52	7/09/2012
	2,813	8,437	$1.06	8/28/2016
		12,750	$1.24	1/29/2017
		175,000	$1.42	7/12/2017
Diane M. McClintock	30,000	30,000	$0.87	7/01/2015

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:
Options	1,221,000	$1.09	413,000
Warrants(1)	375,000	$0.73	—
Equity compensation plans not approved by security holders	—	—	—

Total	1,596,000	$1.00	413,000

(1)	The warrants outstanding at December 31, 2007 were issued in March 2003 in connection with an agreement under which a subsidiary of Elan Plc purchased all of our rights to certain patent applications involving the treatment of Alzheimer’s Disease. The warrants were due to expire on March 17, 2008. On February 27, 2008, AutoImmune entered into an agreement to repurchase the warrants from Elan Plc for $125,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of three nonemployee directors who are all independent as defined in Rule 4200 of the National Association of Securities Dealers listing standards.

Responsibilities

The Compensation Committee is responsible for assisting the Board of Directors in determining and overseeing the compensation practices and policies of AutoImmune. In addition, the Compensation Committee is responsible for the administration of and the granting of awards under AutoImmune’s 1998 Stock Option Plan and AutoImmune’s Stock Option Plan for Nonemployee Directors.

Executive Compensation

There are two principal components of the compensation provided to AutoImmune’s executive officers: base salary and equity incentive compensation. The Compensation Committee is responsible for recommending to the Board for determination by the Board the compensation for AutoImmune’s executive officers. The Compensation Committee’s basic policy in setting compensation for AutoImmune’s executive officers is to ensure that compensation is (i) designed to align the interests of executive management with the long-term interests of the stockholders and (ii) competitive with the compensation paid by other development stage biotechnology companies in order to attract and retain executives. The Compensation Committee also endeavors to base compensation on each individual’s contribution to AutoImmune’s success. The Compensation Committee’s objective is to have each executive’s compensation package contingent on AutoImmune’s operational and, ultimately, financial success. The Compensation Committee believes that long term equity-based incentive compensation (in the form of stock options) that is performance driven constitutes a fundamental element of each executive officer’s total compensation package. The Compensation Committee’s policy generally is that executive officers should have a compensation package that places greater emphasis and dependence upon AutoImmune’s success and stock appreciation than on base salary.

Base Salary. In late 1999, the two remaining executive officers of AutoImmune, Dr. Bishop and Heather Ellerkamp, AutoImmune’s former Treasurer and Director of Finance, ceased being full-time employees of AutoImmune and began working in the same capacity on a part-time basis. Effective August 18, 2005, Ms. Ellerkamp resigned her position as Treasurer and Director of Finance and was replaced by Ms. McClintock. Dr. Bishop and Ms. McClintock are paid on an hourly basis at the rate of $221 per hour and $100 per hour, respectively. The hourly rates are based on their most recent base salaries and on rates charged currently by consultants or part-time employees providing similar services.

Stock Options. In fiscal year 2007, the Compensation Committee did not approve the grant of any new stock options. AutoImmune did, however, issue two new options to purchase a total of 187,750 shares of common stock to Dr. Bishop. The options were issued pursuant to a resolution adopted by the Board of Directors in May 2004 which provides that, to the extent options granted to employees expire unexercised, AutoImmune will grant an option to the employee on the first business day following expiration of the option for the number of shares for which the option has not been exercised at an exercise price equal to the fair market value of a share of AutoImmune common stock on the date of grant.

Respectfully submitted,

The Compensation Committee

Allan R. Ferguson, Chair

Hugh A. D’Andrade

R. John Fletcher

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors and currently consists of three directors each of whom is independent as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors of AutoImmune.

On behalf of the Board of Directors, the Audit Committee oversees AutoImmune’s financial reporting process and AutoImmune’s system of internal accounting and financial controls. Management is responsible for AutoImmune’s financial statements, financial reporting process and system of internal controls. In order to discharge its oversight role effectively, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of AutoImmune and has the power to retain outside legal counsel, auditors or other experts for this purpose.

AutoImmune’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of AutoImmune’s financial statements, expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles and issuing a report thereon. Their opinion, titled “Report of Independent Registered Public Accounting Firm,” may be found in AutoImmune’s Annual Report on Form 10-KSB. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The audit committee has received from PricewaterhouseCoopers LLP the letter and written disclosure required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PricewaterhouseCoopers LLP the auditor’s independence. Although the Audit Committee is responsible for overseeing these processes, it does not prepare or audit AutoImmune’s financial statements or certify that they are complete or accurate.

In fulfilling its oversight responsibilities for the fiscal year ended December 31, 2007, the Audit Committee reviewed the financial statements published in AutoImmune’s Annual Report on Form 10-KSB with management by examining and discussing the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with AutoImmune’s independent auditors the overall scope of and plans for its audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of its examination.

The Audit Committee has determined that the provision of non-audit services provided by the independent auditors in fiscal year 2007 was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee intends to select PricewaterhouseCoopers LLP as AutoImmune’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Respectfully submitted,

The Audit Committee

R. John Fletcher, Chair

Hugh A. D’Andrade

Allan R. Ferguson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

PricewaterhouseCoopers LLP served as AutoImmune’s principal independent registered public accounting firm for the fiscal year ended December 31, 2007. The Audit Committee intends to select PricewaterhouseCoopers LLP as AutoImmune’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Fees Billed by the Independent Registered Public Accounting Firm

Aggregate fees billed to AutoImmune for the fiscal years ended December 31, 2006 and 2007 by PricewaterhouseCoopers LLP for services are as follows:

	2006		2007
Audit Fees	$98,000		$96,000
Audit-Related Fees	—		—
Tax Fees	14,000	(1)	15,000	(1)
All Other Fees	—		—

Total Fees	$112,000		$111,000

(1)	Consists of fees billed for domestic tax consulting and compliance.

The Audit Committee (or one or more designated members of the Audit Committee) pre-approves all auditing and non-audit services (except de minimus non-audit services and services within the scope of an approved engagement of the auditor) provided to AutoImmune by its independent registered public accounting firm in accordance with the Audit Committee’s charter. There were no de minimus non-audit services or auditing services provided to AutoImmune in 2007 that were not approved by the Audit Committee or the designated member(s) thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of AutoImmune’s Common Stock as of March 21, 2008 by (i) those persons known to AutoImmune to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, (ii) each director of AutoImmune, (iii) the Named Executive Officers and (iv) all directors and executive officers of AutoImmune as a group. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Common Stock(2)
Five Percent or Greater Stockholders
Eastbourne Capital Management, L.L.C. 1101 Fifth Avenue, Suite 160 San Rafael, CA 94901	1,042,800	(3)	6.1%
Andrew H. Tisch and others 667 Madison Avenue New York, NY 10021	1,300,800	(4)	7.7%
BVF Partners L.P. 227 West Monroe Street, Suite 4800 Chicago, IL 60606	3,589,097	(5)	21.1%
Arnhold and S. Bleichroeder Advisers, LLC 1345 Avenue of the Americas New York, NY 10105	1,183,505	(6)	7.0%
Dane Andreeff and others. Andreeff Equity Advisors, L.L.C. 450 Laurel Street, Suite 2105 Baton Rouge, LA 70801	1,332,631	(7)	7.8%
Lloyd I. Miller, III 4450 Gordon Drive Naples, FL 34102	908,755	(8)	5.3%
Lusman Capital Management, LLC 717 Fifth Avenue, 14th Floor New York, NY 10022	1,302,053	(9)	7.7%

Directors
Robert C. Bishop	585,339	(10)	3.4%
Hugh A. D’Andrade	137,375	(11)	*
Allan R. Ferguson	112,078	(12)	*
R. John Fletcher	93,435	(13)	*

Named Executive Officers
Robert C. Bishop	585,339	(9)	3.4%
Diane M. McClintock	30,000	(14)	*
Directors and officers as a group (5 persons)	958,227	(15)	5.6%

*	Less than 1%
(1)	Except as otherwise noted, each person referenced in the table has sole voting and investment power with respect to such person’s shares.
(2)	Percentages in the table are based upon 16,999,623 shares of common stock outstanding as of March 21, 2008.
(3)	This information is based on information in an Amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 by Eastbourne Capital Management, L.L.C. and Richard Jon Barry. Richard Jon Barry is the controlling member of Eastbourne Capital Management, L.L.C.

(4)	Includes 325,200 shares of Common Stock held by Andrew H. Tisch, 325,200 shares of Common Stock held by Daniel R. Tisch, 325,200 shares of Common Stock held by James S. Tisch, 325,200 shares of Common Stock held by Thomas J. Tisch. Each of Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch have sole voting and investment power with respect to the 325,200 shares of Common Stock held by such individual person. Because of family relationships among the Reporting Persons, they filed as if they constitute a group solely for informational purposes. This information is provided pursuant to an Amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007.
(5)	Includes 1,403,529 shares of Common Stock held by Biotechnology Value Fund, L.P., 603,163 shares of Common Stock held by Biotechnology Value Fund II, L.P., and 1,406,905 shares of Common Stock held by BVF Investments, L.L.C. Each of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and BVF Investments, L.L.C. share with BVF Partners L.P. voting and investment power with respect to the shares of Common Stock each such entity beneficially owns. BVF Partners L.P. and BVF Inc. share voting and investment power with respect to 3,589,097 shares of Common Stock with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and BVF Investments, L.L.C. This information is based on an Amendment to a Schedule 13D filed with the Securities and Exchange Commission on June 14, 2002.
(6)	Includes 1,183,505 shares of Common Stock held by Arnhold and S. Bleichroeder, LLC (“ASB”) in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Clients of ASB have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. This information is provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February12, 2008.
(7)	Includes 1,332,631 shares of Common Stock held by Dane Andreeff and Andreeff Equity Advisors, L.L.C. Both Dane Andreeff and Andreeff Equity Advisors, L.L.C. have shared voting and investment power with respect to all 1,332,631 shares of Common Stock. This information is based on an Amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008.
(8)	Includes 206,516 shares over which Lloyd I. Miller, III has sole voting and dispositive power held directly in his individual capacity and indirectly as the manager of a limited liability company that is the general partner of a certain limited partnership and 702,239 shares over which Lloyd I. Miller, III has shared voting and dispositive power as an investment adviser to the trustee of a certain family trust. This information is provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February11, 2008.
(9)	Includes 1,302,053 shares of Common Stock held by Joel Lusman and Lusman Capital Management, L.L.C. Both Joel Lusman and Lusman Capital Management, L.L.C have shared voting and investment power with respect to all 1,302,053 shares of Common Stock. This information is based on an Amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008.
(10)	Includes 526,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(11)	Includes 94,875 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(12)	Includes 12,403 shares of Common Stock owned by Mr. Ferguson, 95,625 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days, 3,250 shares of Common Stock owned jointly by Mr. Ferguson and his spouse and 800 shares of Common Stock owned by Mr. Ferguson’s spouse. Mr. Ferguson has shared voting and investment power with respect to all such shares of Common Stock except that Mr. Ferguson has sole voting and investment power with respect to the 12,403 shares of Common Stock owned by him and the 95,625 shares of Common Stock issuable pursuant to options exercisable within 60 days and no voting and investment power with respect to the 800 shares held by his spouse.
(13)	Includes 60 shares of Common Stock owned by Mr. Fletcher’s minor children and 90,375 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(14)	Includes 30,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(15)	Includes 836,875 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.

PROPOSAL TO APPROVE THE AUTOIMMUNE INC.

2008 STOCK OPTION PLAN

AutoImmune’s shareholders are being asked to approve the AutoImmune Inc. 2008 Stock Option Plan adopted by the Board of Directors on March 15, 2008 (the “2008 Stock Option Plan”). AutoImmune’s 1998 Stock Option Plan expired on February 3, 2008. The 2008 Stock Option Plan is intended to continue the basic goals of the 1998 Stock Option Plan by enhancing the ability of AutoImmune to attract and retain directors, employees, consultants and advisers who are in a position to make significant contributions to the success of AutoImmune, to reward them for their contributions and to encourage them to take into account the long-term interests of AutoImmune.

As of February 3, 2008, the date of expiration of the 1998 Stock Option Plan, there were 327,000 options available for grant under the 1998 Stock Option Plan. The 2008 Stock Option Plan provides for the issuance of options to purchase up to 327,000 shares of Common Stock provided that no participant may receive in any calendar year awards under the 2008 Stock Option Plan and grants of stock options under any other stock option plan of AutoImmune for more than 200,000 shares of Common Stock. AutoImmune ceased granting options under the 1998 Stock Option Plan upon its expiration on February 3, 2008.

The following is a summary of the material provisions of the 2008 Stock Option Plan and is qualified in its entirety by reference to the complete text of the 2008 Stock Option Plan, a copy of which is attached to this Proxy Statement as Appendix A.

The 2008 Stock Option Plan provides for the granting of options intending to qualify as incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonstatutory stock options, (“NSOs”). Only “employees” as defined in the Code will be eligible to receive ISOs. As of March 21, 2008, AutoImmune had two employees. Based on the closing price of a share of AutoImmune’s Common Stock on March 21, 2008, which was $1.75 per share, the market value of the shares of Common Stock that would be available for grants under the 2008 Stock Option Plan was $572,250 on that date.

The 2008 Stock Option Plan will be administered by AutoImmune’s Board of Directors, provided that the Board of Directors may, in its discretion, delegate some or all of its power to the Compensation Committee. Among other things, the Board of Directors shall determine, subject to the provisions of the 2008 Stock Option Plan, whether and when to grant options to participants, the participants to whom options will be granted, the nature of the options to be granted and the terms and conditions of each option, including, without limitation, the exercise price, vesting schedule and term thereof.

The exercise price of options granted under the 2008 Stock Option Plan may not be less than the fair market value of the shares at the time the option is granted (or 110% thereof in the case of an ISO granted to a 10% shareholder). Options may be exercisable for a period of not more than ten years from the date of grant, subject to earlier termination on the optionee’s death or termination of employment or service, and may not be transferred except by will or by the laws of descent and distribution. Shares subject to options granted under the 2008 Stock Option Plan which have lapsed or terminated may again be available for option grants under the 2008 Stock Option Plan. Subject to the foregoing and certain other restrictions set forth in the 2008 Stock Option Plan, the time or times at which options granted under the 2008 Stock Option Plan may be exercised, and any conditions pertaining to such exercise, are determined by the Board of Directors. The Board of Directors may at any time waive compliance with an obligation or condition or amend or cancel outstanding options, provided that no action that would adversely affect the holder of an option may be taken without the holder’s consent. In the event AutoImmune sells or transfers all or substantially all of its assets or engages in a consolidation or merger with any other company in which AutoImmune is not the surviving corporation or which results in the acquisition of a majority of AutoImmune’s Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, all outstanding options will terminate, provided at least twenty days prior to the effective date of any such transaction, the Board of Directors shall either cause all options to become immediately exercisable or, if there is a surviving corporation or acquiring entity, arrange for replacement awards.

For Federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of an ISO, unless the optionee is then subject to alternative minimum tax, discussed below. Correspondingly, no deduction is allowed to AutoImmune upon either the grant or the exercise of an ISO. However, if the aggregate fair market value (determined at the time the option is granted) of the Common Stock covered by ISOs which are exercisable for the first time in a calendar year exceeds $100,000, the excess will not be treated as shares acquired through the exercise of ISO’s.

If shares acquired upon the exercise of an ISO are not disposed of within the later of (i) the two-year period following the date the option is granted or (ii) the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. Any long-term capital gain will be taxed at the rate of 15% to the extent that the optionee held such shares for more than 12 months. If a disposition occurs before the expiration of the requisite holding period, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event, AutoImmune will be entitled to a corresponding deduction from its income, provided AutoImmune satisfies certain tax reporting requirements. Any such increase in the income of the optionee or deduction from the income of AutoImmune attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as short-term capital gain. Any short-term capital gain will be taxed at ordinary income rates.

“Alternative minimum taxable income” in excess of a taxpayer’s exemption amount is subject to the alternative minimum tax, which is imposed on individuals at a flat rate of 26% of the first $175,000 and 28% of the balance and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax, and the payment of any alternative minimum tax resulting therefrom will not increase the optionee’s basis for the shares acquired for regular income tax purposes. However, the amount of adjusted net alternative minimum tax paid in a taxable year is available as a credit against regular tax liability in future years with certain limitations.

Under the Code, a person who is granted a NSO will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The amount of compensation income recognized by the optionee on the exercise of such options is subject to employment and income tax withholding. The optionee’s basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a NSO is exercised, AutoImmune will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided AutoImmune satisfies certain tax reporting requirements. AutoImmune, however, will not be entitled to deduct the amount by which the total individual remuneration on the exercise of NSOs with respect to each of AutoImmune’s chief executive officer and the four most highly compensated employees exceeds $1,000,000 unless such NSOs had an exercise price equal to at least the fair market value of the stock underlying such NSOs on the date of grant. When the optionee disposes of such shares, he or she will recognize capital gain or loss. The capital gain recognized by the optionee on the disposition of such shares will be short-term capital gain and taxed at ordinary rates, to the extent that such shares were held by the optionee for 12 months or less. The capital gain recognized on the disposition by the optionee of such shares will be long-term capital gain to the extent that the shares were held by the optionee for more than 12 months. Any long-term capital gain will be taxed at the rate of 15% to the extent that the optionee held such shares for more than 12 months.

No option shall become exercisable for any Stock if, for purposes of Section 280G of the Code and any temporary or final regulation promulgated thereunder, such a change in the vesting or cancellation provisions of the option would result in the holder of the option being deemed to receive, in the reasonable opinion of

AutoImmune’s tax advisor, compensation constituting a “parachute payment” (as defined in Section 280G(b)(2) of the Code), which under the Code would not be deductible by AutoImmune as an expense. However, if a taxpayer would be entitled to benefits or payments under the 2008 Stock Option Plan and under any other plan or program which would constitute “parachute payments” as defined in Section 280G of the Code, then the Board, in its reasonable discretion, may reduce or eliminate the number of shares of Stock for which the option would become exercisable as a result of the acceleration, or defer the acceleration of the vesting of such option in order to maximize the number of shares for which the option will be exercisable following an acceleration without giving rise to an excess parachute payment.

AutoImmune plans to grant awards under the 2008 Stock Option Plan pursuant to a resolution adopted by the Board of Directors in August 2002 and May 2004 which provide that, to the extent options granted to directors and employees expire unexercised, AutoImmune will grant an option to the director or employee on the first business day following expiration of the option for the number of shares for which the option has not been exercised at an exercise price equal to the fair market value of a share of AutoImmune Common Stock on the date of grant. AutoImmune may also grant awards under the 2008 Stock Option Plan to persons whom the Compensation Committee determines, in its discretion, should receive options and will continue to grant awards under the Non-Employee Director Plan. As of March 21, 2008, no awards had been granted under the Non-Employee Director Plan during 2008.

Because the Compensation Committee will have discretion under the 2008 Stock Option Plan to determine who will receive options, the number of shares subject to such options and the terms of such options and because the value of an option to the option holder depends on the market value of Common Stock on the date of exercise, the benefits and amounts that may be received in the future by persons eligible to participate in the 2008 Stock Option Plan is not presently determinable.

The Board of Directors urges the shareholders to vote FOR the approval of the 2008 Stock Option Plan. Proxies will be voted in the manner specified therein with respect to approval and, if no specification is made, in favor of approval.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AutoImmune’s directors, executive officers and persons who beneficially own more than ten percent of a registered class of AutoImmune’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of AutoImmune. Officers, directors and greater than ten percent beneficial owners are required to furnish AutoImmune with copies of all Section 16(a) forms they file.

To AutoImmune’s knowledge, based solely on review of the copies of Section 16(a) reports furnished to AutoImmune and written representations that no other reports were required, during the fiscal year ended December 31, 2007, the Section 16(a) filing requirements applicable to AutoImmune’s executive officers, directors and greater than ten percent beneficial owners were timely satisfied.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by AutoImmune at its principal executive offices by December 11, 2008 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

The By-laws of AutoImmune specify when a stockholder must submit proposals (including nominees for election to the Board of Directors) for consideration at a stockholders’ meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at a stockholders’ meeting, the stockholder making the proposal must have given timely notice in writing to the Secretary of AutoImmune. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal mailing address of AutoImmune Inc., 1199 Madia Street, Pasadena, CA 91103, not less than 60 days nor more than 90 days prior to the meeting, except that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

OTHER MATTERS

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that discussed in this proxy statement. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

SOLICITATION OF PROXIES

AutoImmune will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of AutoImmune, without receiving additional compensation therefor, may solicit proxies by telephone or otherwise.

Appendix A

AUTOIMMUNE INC.

2008 STOCK OPTION PLAN

1. PURPOSE

The purpose of this 2008 Stock Option Plan (the “Plan”) is to advance the interests of AutoImmune Inc. (the “Company”) by enhancing the ability of the Company and its subsidiaries to attract and retain directors, employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

The Plan provides for the award of options to purchase shares of the Company’s common stock (“Stock”). Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the “Code”) (any option that is intended to qualify as an incentive stock option being referred to herein as an “incentive option”), or options that are not incentive options, or both. Options granted pursuant to the Plan shall be presumed to be non-incentive options (“nonqualified options”) unless expressly designated as incentive options.

2. ELIGIBILITY FOR AWARDS

Persons eligible to receive awards under the Plan shall be all officers, employees, consultants and advisers of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors, including directors who are not employees, of the Company shall be eligible to receive awards under the Plan. Incentive options shall be granted only to “employees” as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. A subsidiary for purposes of the Plan shall be an entity in which the Company owns, directly or indirectly, equity securities possessing 50% or more of the total combined voting power of all classes of equity securities. Persons selected for awards under the Plan are referred to herein as “participants”.

3. ADMINISTRATION

The Plan shall be administered by the Board of Directors (the “Board”) of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options to such participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each award; (e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determination of the Board shall be conclusive and shall bind all parties. Subject to Section 8, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify). Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 5(c) and Section 6(k).

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Compensation Committee (the “Committee”), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4. EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but contemporaneous with or after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

The Plan shall expire one day less than ten years from the earlier of the date of the adoption of the Plan by the Board or the date the Plan received shareholder approval. In no event shall any Options be granted under the Plan after the expiration of the Plan.

5. SHARES SUBJECT TO THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 327,000. Subject to adjustment as provided in Section 5(c), in no event shall any participant receive in any calendar year awards under the Plan and grants of stock options under any other stock option plan maintained by the Company for more than 200,000 shares of Stock.

(b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(k)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

6. TERMS AND CONDITIONS OF OPTIONS

(a) Exercise Price of Options. The exercise price of each option shall be determined by the Board but shall not be less than 100% (110% in the case of an incentive option granted to a 10% shareholder) of the fair market value of the Stock at the time the option is granted and shall in no event be less, in the case of an original issue of authorized stock, than par value. For this purpose, “fair market value” shall have the same meaning as it does in the provisions of the Code applicable to incentive options and the regulations thereunder; and “10% shareholder” shall mean any participant who, at the time of grant, owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiaries. Once an option has been granted, its exercise price shall not be repriced.

(b) Duration of Options. Options shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Final Exercise Date”) shall be the date that is ten years (five years in the case of an incentive option granted to a “10% shareholder” as defined in (a) above) from the date the option was granted or such earlier date as the Board may specify at the time the option is granted.

(c) Exercise of Options.

(i) Options shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

(ii) To the extent that the aggregate “fair market value” of Stock subject to any option with respect to which incentive options first become exercisable by a participant in any calendar year exceeds $100,000, such options shall be treated as nonqualified options. For this purpose, “fair market value” of the Stock subject to the options shall be determined as of the date the options were awarded. In reducing the $100,000 limit, the most recently granted option shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Board may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an incentive option.

(iii) Options may be exercised only in writing by the proper person and furnished to the Company, together with (A) such documents as the Board requires and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

(iv) The delivery of Stock upon the exercise of an option shall be subject to compliance with (A) applicable federal and state laws and regulations, (B) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (C) Company counsel’s approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(v) In the case of an option that is not an incentive option, the Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local income tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date) having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state income tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree (A) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (B) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

(vi) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

(i) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

(ii) if so permitted by the Board (which, in the case of an incentive option, shall specify the method of payment at the time of grant), (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months prior to delivery) having a fair market value at the date of delivery equal to the purchase price or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board, but which in no event shall be forgiven prior to its payment in full or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid by a personal check or promissory note of the person exercising the option.

(e) Rights as Shareholder. A participant shall not have the rights of a shareholder with regard to awards under the Plan, except as to Stock actually received by the participant under the Plan.

(f) Nontransferability of Awards; Restrictions on Stock. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime, an award may be exercised only by the participant.

The Board, in its discretion, may at the time an award is granted make Stock delivered under the award subject to such restrictions and conditions, including restrictions on resale and buy-back rights, as it deems appropriate.

(g) Death. Except as otherwise provided in the award by the Board at the time of grant, if a participant dies, each option held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the participant’s executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the participant’s death but in no event beyond the Final Exercise Date.

(h) Retirement. Except as otherwise provided in the award by the Board at the time of grant, if an employee’s employment or director’s service as a director terminates for any reason other than death after the employee or director has attained the age of 65, such participant’s rights in each nonqualified option held by the participant immediately prior to such termination of employment or service shall remain in effect as if such participant’s employment or service was ongoing, unless the participant (i) was discharged or removed for cause (in which event all options then held by the participant shall terminate as of the date of discharge or removal, whether or not then exercisable) or (ii) resigned and within 90 days thereafter the Board determines that the participant’s conduct prior to his or her resignation warranted a discharge or removal for cause (in which event all options held by the participant as of the date of resignation shall terminate as of the date of resignation, whether or not then exercisable). Notwithstanding anything to the contrary contained herein, the participant’s options shall remain subject to the provisions of Section 6(g).

(i) Termination of Service other than by Death or Retirement. Except as otherwise provided in the award by the Board at the time of grant or in Section 6(h), if an employee’s employment with the Company and its subsidiaries terminates for any reason other than by death, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date employment terminates for any reason other than by death shall continue to be exercisable for a period of 90 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the employee (i) was discharged for cause (in which event all options then held by the employee shall terminate as of the date of discharge, whether or not then exercisable) or (ii) resigned and within 90 days thereafter the Board determines that the participant’s conduct prior to his or her resignation warranted a discharge for cause (in which event all options held by the employee as of the date of resignation shall terminate as of the date of resignation, whether or not then exercisable). After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

Except as otherwise provided in the award by the Board at the time of grant or in Section 6(h), if a director’s service terminates for any reason other than by death, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant’s service as a director terminates shall continue to be exercisable for a period of 90 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the director (i) was removed for cause or (ii) resigned and within 30 days thereafter the Board determines that the participant’s conduct prior to his or her resignation warranted a removal for cause. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

In the case of a participant who is not a director or an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant’s service as a consultant or adviser terminates shall continue to be exercisable for a period of 30 days (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the consultant or adviser (i) was terminated for cause or (ii) resigned and within 30 days thereafter the Board determines that the participant’s conduct prior to his or her resignation warranted a discharge for cause. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

(j) For purposes of this Section 6, employment shall not be considered terminated (A) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee’s right to reemployment is guaranteed either by statute or by contract, or (B) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of an entity (or a parent or subsidiary of such entity) issuing or assuming an option in a transaction to which section 424(a) of the Code applies, and (ii) “cause” shall mean willful misconduct by the participant or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the participant of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the participant and the Company or any subsidiary of the Company).

(k) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of all of the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets, all outstanding awards shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (i) make all outstanding awards exercisable immediately prior to (and subject to) consummation of such merger, consolidation or sale of assets or (ii) if there is a surviving or acquiring entity, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that entity or an affiliate of that entity grant to participants replacement awards, which awards in the case of incentive options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code.

The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another entity who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that entity with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or equity securities of that entity. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

7. EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee or director of, or consultant or adviser to, the Company or any subsidiary of the Company or affect in any way the right of the Company or any such subsidiary to terminate his or her employment by the Company or any subsidiary of the Company at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company or any subsidiary of the Company to the participant by contract or otherwise.

8. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company’s right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

The Board may at any time discontinue granting awards under the Plan. With the consent of the participant (except as otherwise provided in the Plan), the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant’s consent) under any award previously granted and provided that any change to the number of shares of Stock subject to the Plan or the employees or class of employees eligible to participate in the Plan shall be subject to shareholder approval.

AutoImmune Inc.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2008.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

À IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR proposal 2.

1. Election of Directors:	For	Withhold

01 -Robert C. Bishop, Ph.D	☐	☐

	For	Withhold

02 - Hugh A. D’Andrade	☐	☐

	For	Withhold

03 - Allan R. Ferguson	☐	☐

	For	Withhold

04 - R. John Fletcher	☐	☐

	For	Against	Abstain

2. Approval of the proposal to adopt AutoImmune Inc. 2008 Stock Option Plan.	☐	☐	☐

3.   Authorizing proxyholders to vote in their discretion as to such matters as may properly come before the Meeting, other than proposals of which AutoImmune has received proper notice in accordance with its By-laws.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

/ /

À IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. À

Proxy —AutoImmune Inc.

ANNUAL MEETING OF STOCKHOLDERS — May 15, 2008

Proxy Solicited On Behalf of the Board of Directors

The undersigned stockholder hereby appoints Robert C. Bishop and Diane M. McClintock, and each of them individually, proxies for the undersigned, with full power of substitution and re-substitution, to represent the undersigned and to vote all shares of common stock of AUTOIMMUNE INC. (“AutoImmune”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of AutoImmune to be held on Thursday, May 15, 2008 and at any and all adjournments thereof (the “Meeting”), as indicated herein.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR AND SHALL BE DEEMED TO AUTHORIZE THE PROXYHOLDERS TO VOTE IN THEIR DISCRETION AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

PLEASE SIGN ON REVERSE